UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2014

Medical Action Industries Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-13251 (Commission File Number)	11-2421849 (IRS Employer Identification No.)

500 Expressway Drive South
Brentwood, New York 11717
(Address of principal executive office) (Zip Code)

(631) 231-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

 This report is being filed in connection with the Agreement and Plan of Merger, dated as of June 24, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Medical Action Industries Inc., a Delaware corporation (“Medical Action,” the “Company,” “we,” “our” or “us”), Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), and Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Merger Sub”), providing for the Merger of Merger Sub with and into the Company (the “Merger”) with Medical Action continuing as the surviving corporation and becoming a wholly owned subsidiary of Owens & Minor.  Medical Action has scheduled a special meeting of stockholders on September 29, 2014, for the purpose of voting on the adoption of the Merger Agreement.  Medical Action’s stockholders of record as of the close of business on August 20, 2014 are entitled to vote at the special meeting.

As previously disclosed in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”)  by Medical Action on August 25, 2014 (the “definitive proxy statement”), two putative stockholder class action lawsuits challenging the proposed merger have been filed, both in Suffolk County Supreme Court in New York (the “court”): (i) Hilary Coyne v. Medical Action Industries Inc., et al. (Case No. 064930/2014); and (ii) Isaac Koll, et al. v. Medical Action Industries Inc., et al. (Case No. 065061/2014). Both of these cases name the Company, certain of the Company’s current directors and officers, Owens & Minor, and Merger Sub as defendants. Each of the lawsuits has been brought by a purported stockholder of the Company, both individually and on behalf of a putative class consisting of public stockholders of the Company. The lawsuits generally allege, among other things, that certain of the directors and officers of the Company breached their fiduciary duties to stockholders of the Company by agreeing to a transaction with inadequate consideration and unfair terms pursuant to an inadequate process. The Hilary Coyne lawsuit alleges further that Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties. The Isaac Koll lawsuit alleges further that the Company, Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties. The lawsuits seek, in general, and among other things, (i) injunctive relief enjoining the transactions, (ii) in the event the proposed merger is consummated, rescission or an award of rescissory damages, (iii) an award of plaintiffs’ costs, including reasonable attorneys’ and experts’ fees, (iv) an accounting by the defendants to plaintiffs for all damages caused by the defendants and (v) such further relief as the court deems just and proper. On July 14, 2014, the court granted the plaintiffs’ motion to consolidate the Hilary Coyne lawsuit and the Isaac Koll lawsuit under the caption, In re Medical Action Industries Inc. Shareholders Litigation (the “Consolidated Action”). The court appointed Hilary Coyne and Isaac Koll as lead plaintiffs, Robbins Geller Rudman & Dowd LLP as lead counsel, and Gardy & Notis, LLP as liaison counsel. A Consolidated Amended Class Action Complaint was filed on July 21, 2014. On August 14, 2014, the court entered a scheduling order on consent providing for expedited discovery and a hearing date of September 16, 2014 for plaintiffs’ motion for a preliminary injunction. The Consolidated Action generally includes the allegations from the Hilary Coyne and Isaac Koll lawsuits and alleges that Medical Action’s board of directors breached their fiduciary duties in entering into the Merger Agreement by agreeing to allegedly inadequate consideration for Medical Action’s stockholders, and by failing to disclose allegedly material information in Medical Action’s preliminary proxy statement filed with the SEC on July 16, 2014. The lawsuit also alleges that Owens & Minor aided and abetted the directors in the alleged breaches of their fiduciary duties. On September 2, 2014, the plaintiffs filed a motion for preliminary injunction and opening brief in support thereof. On September 9, 2014, the defendants filed their papers in opposition to plaintiffs’ motion.  On September 12, 2014, the plaintiffs filed their reply papers in further support of their motion for preliminary injunction.  In support of their motion for a preliminary injunction, plaintiffs argue, among other things, that the Company should be ordered to waive certain standstill provisions in the non-disclosure agreements entered into with Company A and Company B (described below), notwithstanding that neither Company A nor Company B has requested such a waiver. The Company and the other defendants believe that plaintiffs’ position is without merit. The court has scheduled a preliminary injunction hearing for September 16, 2014. The Company intends to continue to defend the Consolidated Action vigorously.

Medical Action believes that no further supplemental disclosure is required under applicable laws; however, to seek to avoid the risk of the Consolidated Action delaying or adversely affecting the Merger and to minimize the expense of defending such action, Medical Action wishes to make certain supplemental disclosures related to the proposed Merger. The supplemental disclosures are contained below. Medical Action and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Consolidated Action, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to seek to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures to Definitive Proxy Statement

The following supplemental disclosures to the definitive proxy statement should be read in conjunction with the definitive proxy statement, which should be read in its entirety. To the extent information in this Current Report on Form 8-K differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this Current Report on Form 8-K is the more current information.  Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

Disclosure is added to the proxy statement in “The Companies—Medical Action” on page 15, after the paragraph describing Medical Action:

“Sales to Owens & Minor accounted for approximately 45% of Medical Action’s total net sales for fiscal 2014, and approximately 41% of total net sales for fiscal 2013, excluding sales from the Company’s divested patient care business. Owens & Minor only serves as a distributor between Medical Action and the end users of Medical Action products, and does not purchase Medical Action products for its own account.  Management did not seek to quantify the value of this ongoing business relationship.”

The following paragraph is added on page 20 in “The Merger (Proposal 1)” prior to the paragraph beginning “In February 2014…”:

“On January 30, 2014, the Company board met with Canaccord Genuity to evaluate the Company’s potential strategic alternatives.  In connection with this discussion, Canaccord Genuity provided the Company board with a presentation that included estimated summary valuations of the standalone Company, assuming a completed sale of the patient care business and potentially two other segments of the Company’s business, based on publicly available information and additional limited information that management had provided to Canaccord Genuity.  Those estimated valuations were presented as a range of average estimated implied share prices of between $9.09 and $11.06.  The presentation also included a section containing management’s estimates of the synergies that might be available to certain strategic buyers based upon publicly available information and estimates of potential cost savings created by these potential synergies.  That section estimated an average implied price per share for the Company of $13.92-$14.08 when accounting for potential administrative and salary synergies, and an average implied price per share for the Company of $26.51-$26.81 when accounting for buyer synergies.  Neither Canaccord Genuity nor the Company board considered the implied price per share of $26.51-$26.81 to be reasonably achievable through a sale process because (i) management’s estimates of potential synergies of certain strategic buyers were not based upon anything other than publicly available information, (ii) only a buyer with intimate knowledge of its business can accurately assess the value of synergies available in a potential transaction, and (iii) a buyer typically seeks to retain the majority of the value of synergies for itself when negotiating a purchase price so that the transaction is accretive for the buyer.  On January 30, 2014, the closing price of the Company’s stock was $7.59.”

The following sentence is to be added to page 21, before the sentence that begins “The Company board resolved to form a special committee…”:

“The Company board, in consultation with Canaccord Genuity, determined not to contact private equity firms or other financial suitors based on its view that, because of (i) the range of EBITDA multiples that financial purchasers have historically paid for publicly traded companies and (ii) the fact that financial purchasers were not likely to realize synergistic or other competitive advantages to help compete in the healthcare supply industry, they were not likely to be interested in acquiring the Company at a price that would be acceptable to the Company board.”

The following sentence is to replace on page 21 the sentence beginning “Thereafter, when the Special Committee…”:

“Thereafter, when the Special Committee met, other board members, including Henry Berling, a former employee of Owens & Minor who retired from that company in or around December 2004, and members of management were invited to participate if they were available to do so.”

On page 22, the following sentence is to replace the sentence “On March 24…”:

“On March 24, 2014, Company A executed a non-disclosure agreement, with a standstill provision, with the Company.  The standstill provision provides that, for the twelve months following the execution of an agreement such as the Merger Agreement, Company A would be prohibited from commencing a tender offer directed at the Company’s stockholders or taking any other action seeking to acquire the Company or solicit the Company’s stockholders to approve a purchase of the Company, but would be able to do so only with the prior written consent of the Company.”

The following sentence is added to page 22, replacing the first sentence of the paragraph beginning “On April 4, 2014, Company B executed…”:

“On April 4, 2014, Company B executed a non-disclosure agreement, with a standstill provision, with the Company.  The standstill provision provides that, for the twelve months following the execution of an agreement such as the Merger Agreement, Company B would be prohibited from commencing a tender offer directed at the Company’s stockholders or taking any other action seeking to acquire the Company or solicit the Company’s stockholders to approve a purchase the Company, but may do so only with the prior written consent of the Company.  The standstill provision permitted Company B to contact the Company to express interest in a transaction but did not allow Company B to make an offer or proposal that would reasonably be expected to require public disclosure by either party.  During negotiations regarding the non-disclosure agreement, the Company declined Company B’s request that any standstill provision would terminate upon the Company entering into an agreement to sell the Company to another bidder.

Since the announcement of the proposed Merger, neither Company A nor Company B has made a proposal to acquire the Company, nor has either Company A or Company B requested the Company’s consent for a waiver of the standstill provisions in their respective non-disclosure agreements.  If Company A or Company B requested such a waiver from the Company, the Company would consider such request in good faith and consistent with its fiduciary duties.  The Company is of the view, and Owens & Minor and Merger Sub have advised that they concur with our view, that nothing in the “No Solicitation” section of the Merger Agreement prohibits the Company from waiving the standstill provisions in the non-disclosure agreements entered into with Company A and Company B in response to a request for such a waiver.”

The following paragraph is added on page 22, at the end of the sentence “Shortly thereafter, Canaccord Genuity sent to Company B a presentation which was similar to that which had been sent several weeks earlier to Owens & Minor”:

“and Company A.  Each of the presentations sent to Owens & Minor, Company A and Company B contained a discussion regarding synergies that the Company’s management believed might be achieved by the potential purchaser to whom it was provided.  Company management estimated that the Company’s total operating expenses of $48.2 million could decrease to $38.6 million if the Company were to be purchased by Owens & Minor, and to $28 million if purchased by Company A or Company B.  The synergies discussion in the written materials was not based on any prior discussions with Owens & Minor, Company A or Company B, but was prepared to prompt the recipients to consider the value in a possible purchase of the Company.”

The following is added at the bottom of page 22 to the second-to-last full sentence, at the end of the sentence that reads “The Special Committee discussed a number of components associated with the preliminary offers, including value and antirust risk.”:

“, the universe of potential purchasers and whether the Company, through Canaccord Genuity, was in discussions with the most likely potential acquirors.”

The following is added on page 23, after the sentence that reads: “On May 1, 2014, Canaccord Genuity distributed to each of the three potential purchasers the bid procedures letter, which requested that each bidder submit an offer by May 30, 2014 together with a mark-up of the draft merger agreement.”:

“In addition to price terms, the bid procedures letter requested that each bidder provide information regarding its intentions to retain Company management and employees.”

The following is added to the end of the paragraph on page 24 that reads “Each of the mark-ups…”:

“In their respective submissions, Owens & Minor noted that it expected to retain the Company team including its strategic business unit management, Company B did not address retention of management or employees, and Company A noted that it expected to retain Company management, sales, manufacturing and most general and administrative personnel for the foreseeable future.”

The following is added on page 25, preceding the sentence that reads “The Special Committee further discussed that Owens & Minor had committed to pay a full reverse termination fee…”:

“While the antitrust terms proposed by Owens & Minor were superior to those offered by Company A and Company B, particularly given the concerns associated with the ability of Company A and Company B to obtain HSR clearance without potential divestitures or time delays, the Special Committee and its advisors did not attempt to assign a specific dollar value to the Owens & Minor antitrust terms.”

The following is added at the end of page 27, after the phrase “taken as a whole)”:

“While the Company board did not reach a specific conclusion on the likelihood of an antitrust regulatory request for additional information or divestiture with respect to Company A or Company B, Owens & Minor’s commitment was perceived to be of particular importance in view of the Company board’s concerns associated with the ability of Company A and Company B to obtain HSR clearance without potential divestitures or time delays, and with the possibility of increased antitrust scrutiny in view of recent consolidation in the healthcare supply industry, including the February 2014 acquisition, by a competitor of the Company, of a leading distributor of medical and surgical supplies, including sterile procedure trays.”

The following is added on page 31, as a new paragraph preceding the final paragraph on the page:

The individual multiples of the Selected Peer Group were as follows:

SELECTED PEER GROUP ANALYSIS

Selected Peer Group	Ent. Value/CY Adj. EBITDA(1)
LTM
Steris Corp(2)	12.7x
Hill-Rom Holdings, Inc.	9.7
Owens & Minor Inc.	8.8
Synergy Health plc(3)	10.2
CONMED Corporation	12.9
Merit Medical Systems, Inc.	12.8
ICU Medical, Inc.	8.8

Source: Capital IQ and Bloomberg as of 6/20/14.
1) “Normalized” for one-time charges and non-recurring items. Adjusted for depreciation & amortization and stock-based compensation.
2) Cash and debt adjusted for Integrated Medical Systems International acquisition that closed on 5/9/14.
3) Converted to USD at relevant exchange rates.

The following is added to page 32 to the end of the paragraph that ends “for the precedent transactions of 10.4x.”:

The individual multiples for the selected transactions were as follows:

SELECTED PRECEDENT TRANSACTIONS ANALYSIS

Target / Acquiror	Imp. Ent. Val. / LTM EBITDA
TRUMPF Medical / Hill-Rom Holdings, Inc.	11.0x
BarrierSafe Solutions International, Inc. / Ansell Ltd.	9.6
Thomas Medical Products, Inc. / Merit Medical Systems, Inc.	10.5
PSS World Medical Inc. / McKesson Corporation	10.4
US Endoscopy, Inc. / Steris Corp.	13.5
Futuremed Healthcare Products Corporation / Cardinal Health Canada, Inc.	10.2
Byrne Medical, Inc. / Cantel Medical Corp., Minntech Corp. Subsidiary	10.4

The following is added as the third sentence in the second-to-last paragraph on page 35, preceding the sentence that begins “The Company is electing to provide…”:

“The unaudited prospective financial information was generated by Canaccord Genuity in conjunction with management solely for the purpose of Canaccord Genuity’s discounted cash flow analysis, and was not reviewed by the Company board.”

Important Information for Investors and Stockholders

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on June 16, 2014. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests are included in the definitive proxy statement and the other relevant documents filed with the SEC.

Additional Information and Where to Find It

In connection with the proposed acquisition, the Company filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement was mailed to stockholders of the Company. Investors and securityholders may obtain a free copy of the proxy statement, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, you may also obtain the Company’s filings with the SEC, free of charge, from the Company’s website (http://www.medical-action.com/) under the tab “Investor Relations” through the “SEC Filings” link.

Forward Looking Statements

Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties. Forward-looking statements reflect management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions, without limitation, identify forward-looking statements. These statements include those related to the expected benefits of the Owens & Minor transaction and the expected closing date of the Owens & Minor transaction. Forward-looking statements are not guarantees of future performance and are inherently subject to risks and uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain approval of the Company’s stockholders or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management's attention from the Company’s ongoing business operations due to the Owens & Minor transaction and (4) the effect of the announcement of the Owens & Minor transaction on the Company’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.

Forward-looking statements can be affected by many other factors, including, those described in the “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Factors Affecting Future Results” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, Quarterly Reports on Form 10-Q and other public filings. These documents are available online through the SEC’s website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

Dated: September 15, 2014	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Chief Financial Officer